Financial Overview
Robert Starr

Long-Term Financial Goals
Deliver strong sales growth through organic initiatives and acquisitions
Expand Adj. EBITDA* margins
Generate free cash flow* - Between 80-100% of net income
Provide strong investor returns

Historical Financial Results
in million $, except EPS
223%
96%
38%
84%

2014 Financial Performance / Outlook
	H1 2013	H1 2014	2014 Outlook
Kaman Distribution Group - Sales - Operating Margin	$527 M 3.5%	$569 M 4.7%	$1,190 - $1,220 M 4.8% - 5.2%
Kaman Aerospace Group - Sales - Operating Margin	$292 M 17.0%	$304 M 16.0%	$640 - $660 M 16.5% - 16.7%
Corporate Expense	$23 M	$26 M	$52 M ┼
Interest Expense	$6 M	$6 M	$14 M
Tax Rate	34.4%	33.8%	35.0%
Capital Expenditures	$21 M	$18 M	$30 - $35 M
Free Cash Flow*	$(35) M	$(6) M	$50 - $55 M ┼
┼ Excludes costs associated with the disposition of idled Moosup facility

Five Year Financial Targets
o 3% - 6% organic sales
 growth*
o 3% - 10% including
 acquisitions
o High-teens operating
 margin %

Scale
Kaman Distribution - Road to 7+% Operating Margin
TODAY
5%
FUTURE
7+%
Improved Operational
Efficiencies
Product Mix
Strategic Pricing
CATALYSTS

Provide the financial
capacity to support
Kaman strategic goals
while appropriately
managing our
financial risk
Target range for
Debt / EBITDA♯
of 2-3 x over the
business cycle
♯As defined per the Credit Agreement

Capital Deployment Framework
Capital deployment is focused on growth investments &
return of capital to shareholders
Period: 2007-H1 2014

Recent Acquisitions

Increased capital expenditures to support growth
& improved profitability
Capital Expenditures
Facilities and Equipment
New Aerospace Programs
Information Technology &
ERP Systems

Dividend Philosophy
Annual Dividends Per Share
44 years
uninterrupted dividend
payments
Maintain competitive
dividend yield with
peer group